EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT

Burgers by Farfour, Inc.
203E. Royal Poinciana Way
Palm Beach, FL 33480



Ladies and Gentlemen:


We hereby consent to the use in this Post-Effective Amendment No. 1 to this Registration Statement of Burgers By Farfour, Inc. on Form SB-2 of our report dated April 12, 2002 on the financial statements of the Registrant, appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.





                                                            /s/Durland & Company
                                                   Durland & Company, CPAs, P.A.
Palm  Beach,  Florida
29 August, 2002











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